CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form N-1A of our reports dated October 16, 2008 and December 5, 2008, relating to the financial statements of T. Rowe Price Global Real Estate Fund, Inc. and T. Rowe Price Strategic Income Fund, Inc., which appear in such Registration Statement. We also consent to the references to us under the headings "Financial Statements" and "Independent Registered Public Accounting Firm" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Baltimore, Maryland
December 5, 2008